                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                              [(Amendment No. ___)]

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          VENTURE CATALYST INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)    Title of each class of securities to which transaction applies:

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        (2)    Aggregate number of securities to which transaction applies:

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        (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        (4)    Proposed maximum aggregate value of transaction:

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        (5)    Total fee paid:

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[ ]   Fee previously paid with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:

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        (2)    Form, Schedule or Registration Statement No.:

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

                         VENTURE CATALYST INCORPORATED
                      16868 VIA DEL CAMPO COURT, SUITE 200
                          SAN DIEGO, CALIFORNIA 92127
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            ------------------------

     We cordially invite you to attend our Special Meeting of Shareholders. This Special Meeting will be held at 10:00 A.M., California time, on Tuesday, May 30, 2000, at the executive offices of the Company, located at 16868 Via Del Campo Court, Suite 200, San Diego, California 92127, for the following purposes:

          1. To approve an amendment to the Company's 1995 Stock Option Plan to
     (i) increase the number of shares of the Company's common stock which may be issued and sold under the 1995 Stock Option Plan, (ii) increase the number of options which may be granted under the 1995 Stock Option Plan to an individual during any three consecutive fiscal years and (iii) provide for automatic adjustments in the option price and in the number or kind of shares of the Company's common stock.

     The Board of Directors has fixed the close of business on April 24, 2000, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting.

YOU ARE CORDIALLY INVITED TO BE PRESENT AND TO VOTE AT THIS SPECIAL MEETING IN PERSON. HOWEVER, YOU ARE ALSO REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID AND ADDRESSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND. IN THE EVENT YOU HAVE RETURNED A SIGNED PROXY, BUT ELECT TO ATTEND THIS SPECIAL MEETING AND VOTE IN PERSON, YOU WILL BE ENTITLED TO VOTE.

                                          By Order of the Board of Directors,

                                          /s/ GLENN D. SMITH
                                          GLENN D. SMITH
                                          Secretary

San Diego, California
April 27, 2000

                         VENTURE CATALYST INCORPORATED
                      16868 VIA DEL CAMPO COURT, SUITE 200
                          SAN DIEGO, CALIFORNIA 92127
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     The Board of Directors of Venture Catalyst Incorporated (the "Company") is soliciting proxies to be voted at the Special Meeting of Shareholders of the Company to be held on Tuesday, May 30, 2000, at the executive offices of the Company, located at 16868 Via Del Campo Court, Suite 200, San Diego, California 92127, at 10:00 A.M., California time, and at any adjournments (the "Special Meeting" or the "Meeting"), for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders and described herein. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to shareholders is April 28, 2000.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Who May Vote. The Board of Directors of the Company (the "Board of Directors" or the "Board") has fixed the close of business on April 24, 2000, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Special Meeting (the "Record Date"). The only outstanding class of stock of the Company is its common stock, par value $.001 per share ("Common Stock"), and, at the Record Date, 6,107,459 shares were outstanding. Each share of Common Stock entitles the record holder on the Record Date to one vote on all matters.

     Revocability of Proxy. You may revoke your proxy prior to its exercise. You may do this by (a) delivering to the Secretary of the Company, Glenn Smith, at or prior to the Special Meeting, an instrument of revocation or another proxy bearing a date or time later than the date or time of the proxy being revoked, or (b) voting in person at the Special Meeting. Mere attendance at the Special Meeting will not serve to revoke your proxy.

     How Your Shares Will Be Voted. All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted FOR approval of the amendment to the Company's 1995 Stock Option Plan, as amended (the "1995 Plan"), increasing the number of shares of the Company's common stock which may be issued and sold under the 1995 Plan, increasing the number of options which may be granted to an individual during any three consecutive fiscal years and providing for automatic adjustments in the option price and in the number or kind of shares of the Company's common stock. As to any other business which may properly come before the Special Meeting, the persons named in such proxies will vote in accordance with their best judgment, although the Company does not presently know of any other such business.

     Quorum; Voting; Broker Non-Votes. Shares of Common Stock will be counted as present at the Special Meeting if the shareholder is present and votes in person at the Meeting or has properly submitted a proxy card. A majority of the Company's outstanding shares entitled to vote as of the Record Date must be present at the Special Meeting in order to hold the Meeting and conduct business. This is called a quorum. For the proposal, once a quorum is established, shareholder approval is obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal. Abstentions and broker non-votes will not have the effect of being considered as votes cast against any matter considered at the Special Meeting. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     Expenses; Method of Solicitation. The expenses of soliciting proxies for the Special Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to shareholders whose Common Stock is held of record by such entities.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     This table contains certain information as of the Record Date regarding all persons who, to the knowledge of the Company, were the beneficial owners of more than 5% of the outstanding shares of Common Stock, each of the directors of the Company, each of the executive officers named in the Summary Compensation Table set forth herein under the caption "Compensation of Executive Officers" (we refer to all these officers as the "Named Executive Officers") and all directors and executive officers as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person, based upon statements filed with the U.S. Securities and Exchange Commission (the "SEC"), or based upon the actual knowledge of the Company.

                                                 AMOUNT AND NATURE
                                                   OF BENEFICIAL      RIGHT TO    PERCENT OF
                     NAME                            OWNERSHIP       ACQUIRE(3)   CLASS(1)(2)
                     ----                        -----------------   ----------   -----------
Karol M. Schoen................................        477,216         112,784        9.5%
  9254-B Lake Murray Blvd.
  San Diego, California 92119
Directors:
  L. Donald Speer, II(4).......................      1,578,360         630,000       32.8%
  Andrew B. Laub(4)............................             --         370,000        5.7%
  Stephen M. Dirks(4)..........................             --          28,750          *
  Charles Theodore ("Ted") Owen................             --              --          *
     4909 Murphy Canyon Road, Suite 200
     San Diego, CA 92123
  Jana McKeag..................................             --          50,000          *
     1350 I Street, N.W., Suite 1800
     Washington, D.C. 20005
  Charles Reibel...............................             --          33,750          *
     11755 Wilshire Blvd., Suite 1800
     Los Angeles, California 90025
  Sanjay Sabnani...............................             --         231,875        3.7%
     3420 Ocean Park Blvd., Suite 3020
     Santa Monica, California 90405
  Glenn D. Smith...............................             --              --          *
     3420 Ocean Park Blvd., Suite 3020
     Santa Monica, California 90405
  Cornelius E. ("Neil") Smyth..................             --          11,250          *
     20 Bahama Road
     Coronado, California 92118
Named Executive Officers Who are Not Directors:
  Richard T. ("Chip") Harrison(5)..............        750,000              --       12.3%
     747 Golden Park Avenue
     San Diego, California 92106
  G. Fritz Opel(4)(6)..........................          1,000         234,500        3.7%
  Robert Regent(4).............................             --         100,000        1.6%
All directors and executive officers as a group
  (11 persons).................................      1,578,360       1,559,625       40.9%

---------------
 *  Less than one percent

(1) Subject to applicable community property and similar statutes.

(2) Includes shares beneficially owned, whether directly or indirectly, individually or together with associates.

(3) Shares that can be acquired through stock option exercises through June 22, 2000, within 60 days of the Record Date. These shares are referred to herein as "Stock Option Shares."

(4) The mailing address of such shareholder is in care of Venture Catalyst Incorporated, 16868 Via Del Campo Court, Suite 200, San Diego, California 92127.

(5) Mr. Harrison resigned as a director, officer and employee of the Company on December 17, 1999 and granted the Company a proxy to vote his shares.

(6) Mr. Opel resigned as a director, officer and employee of the Company on February 25, 2000.

CHANGE IN CONTROL OF THE COMPANY

     Arrangements Which May Result in a Change of Control. Pursuant to the Company's Articles of Incorporation, no person may become an officer, director or the beneficial owner of such number of any class or series of the Company's issued and outstanding capital stock such that he or she shall hold, directly or indirectly, one of the ten greatest financial interests in the Company (an "Interested Person") unless such Interested Person agrees in writing to (a) provide the National Indian Gaming Commission ("Gaming Commission") or other gaming authority having jurisdiction over the Company's operations ("Gaming Authority") with information regarding such Interested Person, including information regarding other gaming-related activities of such Interested Person and financial statements, in such form, and with such updates, as may be required by the Gaming Commission or other Gaming Authority; (b) respond to written or oral questions that may be propounded by the Gaming Commission or any Gaming Authority; and (c) consent to the performance of any background investigation that may be required by the Gaming Commission or any Gaming Authority, including an investigation of any criminal record of such Interested Person.

     In the event that an Interested Person (a) fails to provide information requested by the Gaming Commission or any Gaming Authority, (b) gives the Gaming Commission or any Gaming Authority cause either to deny approval of or to seek to void a management contract to which the Company is a party, or (c) takes action that will affect the voiding of any such management contract, such Interested Person shall be required to divest all of the Company's stock owned by such shareholder within a 90-day period. If the Interested Person is unable to sell such stock within this period, the Interested Person shall notify the Company in writing, and the Company shall repurchase such stock at a purchase price equivalent to the lower of such stock's book value or cost.

                           COMPENSATION OF DIRECTORS

     Directors who are also employees of the Company are not paid any fees or renumeration, as such, for their service on the Board or any board committee.

     Cash Compensation. During the fiscal year ending June 30, 1999 ("Fiscal 1999"), each nonemployee director of the Company received for their services as directors $2,500 per meeting attended in person or by telephone plus travel expenses incurred in connection with attendance at each Board meeting. In addition, nonemployee directors who are members of either of the Company's Audit Committee or the Compensation Committee received for their services as members of such committees $500 per committee meeting attended in person by telephone during the fiscal year prior to January 1999 plus travel expenses incurred in connection with attendance at each committee meeting. The fee for attendance at committee meetings increased to $2,500 per meeting, plus travel expenses, for meetings held after January 1, 1999.

     Nonemployee Directors' Plan. Each nonemployee director also is eligible to receive stock options under the Company's 1996 Nonemployee Directors' Stock Option Plan (the "1996 Plan"), a non-discretionary, formula stock option plan pursuant to which 100,000 shares of Common Stock have been authorized for issuance. Each nonemployee director who first becomes a member of the Board will be granted an option to purchase 10,000 shares of Common Stock automatically on the date of his or her election to the Board. Each nonemployee director also will be granted an option to purchase 5,000 shares of Common Stock automatically on the date of each of the Company's Annual Meetings of Shareholders at which nonemployee director is elected to the Board. The exercise price for all options granted under the 1996 Plan is based on the fair market value of the Common Stock on the date of the grant. Each option granted under the 1996 Plan shall become exercisable in full six months following the date of the grant.

     At the close of the Company's last annual meeting of shareholders on December 10, 1999, Charles Reibel and Neil Smyth were each granted, pursuant to the 1996 Plan, an option to purchase 5,000 shares of Common Stock at an exercise price of $3.38 per share, the fair market value of the Common Stock on the date of grant.

     The 1995 Plan. Each nonemployee director also is eligible to receive awards under the Company's 1995 Plan, a discretionary stock option plan administered by the Company's Compensation Committee (the "Compensation Committee"), except in the case of grants to nonemployee directors in which case the 1995 Plan is administered by the Board of Directors. In Fiscal 1999, no options under the 1995 Plan were granted to either of the nonemployee directors.

                   APPROVAL OF THE AMENDMENT TO THE COMPANY'S
                       1995 STOCK OPTION PLAN, AS AMENDED

                                   PROPOSAL 1

     The Company's 1995 Plan provides a means for officers (including officers who are members of the Board of Directors), other employees, non-employee directors and consultants of the Company and its subsidiaries to acquire stock of the Company through stock options. The purposes of the Plan are to attract and retain persons of ability as employees, directors and consultants and to motivate such persons to exert their best efforts on behalf of the Company.

     The Board of Directors in March 2000, adopted, subject to shareholder approval, an amendment to the 1995 Plan to (i) increase the number of shares of Common Stock available for issuance under the 1995 Plan by 3,000,000 shares,
(ii) increase the number of options which may be granted under the 1995 Plan to an individual during any three consecutive fiscal year period by 600,000 shares of Common Stock and (iii) provide for automatic adjustments in the option price and in the number or kind of shares of Common Stock. The Board of Directors has directed the submission to a vote of the shareholders a proposal to approve the amendment to the 1995 Plan.

     Currently, the number of shares of Common Stock which may be issued and sold upon the exercise of options granted under the 1995 Plan shall not exceed 9,000,000 (subject to adjustment as provided in the 1995 Plan). As of the Record Date, options to purchase 11,190,530 shares of Common Stock have been awarded, of which options to purchase 1,185,631 shares have been exercised, options to purchase 2,245,446 shares have been canceled and are available for reissuance, and options to purchase 7,759,453 shares remain outstanding. Accordingly, as of the Record Date, only 54,916 shares of Common Stock are available to be issued and sold pursuant to the exercise of options granted under the 1995 Plan. Additionally, the 1995 Plan provides that grants to an individual may not exceed 900,000 during any three consecutive fiscal year period, which number has not been adjusted since the 1995 Plan was originally adopted.

     In addition to the 1995 Plan, the Company maintains the 1996 Plan and the Company's 1994 Stock Option Plan, a discretionary plan authorizing the grant of awards to key employees, directors and consultants of the Company (the "1994 Plan"). Under the 1996 Plan, 100,000 shares of Common Stock have been authorized for issuance. As of the Record Date, options to purchase 80,000, shares have been granted, of which options to purchase 50,000 shares have been exercised and options to purchase 30,000 shares remain outstanding. Under the 1994 Plan, 2,982,600 shares of Common Stock have been authorized for issuance. As of the Record Date, options to purchase 69,594 shares have been granted, of which options to purchase 27,838 shares have been exercised and options to purchase 41,756 shares remain outstanding. At this time the Board has determined not to grant awards under the 1994 Plan which exceed the 69,594 shares of Common Stock already granted (the 1994 Plan and the 1995 Plan are Collectively referred to as the "Discretionary Plans").

     Accordingly, as of the Record Date, 54,916 shares of Common Stock remained available for grant under the Discretionary Plans and 20,000 shares of Common Stock remained available for grant under the 1996 Plan. The Board of Directors continues to believe that such a compensatory award program is an important factor in attracting, retaining, motivating and rewarding officers, other employees, directors and consultants of the Company and has recognized the need for an additional number of shares of Common Stock which may be issued and sold in connection with options granted under the 1995 Plan, the only current Discretionary Plan under which new awards are being granted.

     As mentioned above, only 54,916 shares of Common Stock, as of the Record Date, remain available for grant under the 1995 Plan. In anticipation of acquisitions of companies and the influx of new employees into the Company during the upcoming periods, the Board believes a larger allocation of shares of Common Stock for option grants is currently necessary. The Board also believes an increase in the number of options awarded during any three consecutive fiscal year period, which has not increased since the 1995 Plan was adopted, is desirable to permit the Company to award more options to retain and reward key employees. Additionally, in the event of a stock dividend, stock split or similar event, the Board believes adjustments to the number of shares subject to unexercised options should occur automatically.

     In light of the foregoing, the Board of Directors believes that it is appropriate to increase the number of shares of Common Stock which may be issued and sold pursuant to the options granted under the 1995 Plan, increase the number of options which may be granted to an individual during any three consecutive year period and provide for automatic adjustments after the occurrence of an Adjustment Event (as defined below) which could affect the worth of an optionee's shares of Common Stock. Accordingly, the Board of Directors in March 2000, has unanimously approved, subject to shareholder approval, an amendment to the 1995 Plan (the "Amendment") to change two paragraphs in the 1995 Plan. A copy of the 1995 Plan as amended by such Amendment is set forth in full in Appendix A to this Proxy Statement and is summarized below.

     FIRST, the Amendment amends Paragraph 2(a) of the 1995 Plan to increase the number of shares of Common Stock which may be issued and sold upon the exercise of options granted under the 1995 Plan from 9,000,000 to 12,000,000. Specifically, you are being asked for your approval to amend Paragraph 2(a) of the 1995 Plan by deleting Paragraph 2(a) and replacing it in its entirety with the following:

          "(a) The total number of shares which may be issued and sold under options granted pursuant to this Stock Option Plan shall not exceed 12,000,000 shares of the common stock, $.001 par value per share (the "Common Stock"), of the Company except to the extent of adjustments authorized by the last sentence of Paragraph 6 of this Stock Option Plan. Such shares may be treasury shares or shares of original issue or a combination of the foregoing. If any option terminates, expires or is canceled with respect to any shares of Common Stock, new options may thereafter be granted covering such shares of Common Stock."

     SECOND, the Amendment amends Paragraph 2(b) of the 1995 Plan to increase the number of options which may be granted to an individual during any three consecutive fiscal years from 900,00 to 1,500,000 shares of Common Stock. Specifically, you are being asked for your approval to amend Paragraph 2(b) of the 1995 Plan by deleting Paragraph 2(b) and replacing it in its entirety with the following:

          "(b) The aggregate number of shares of Common Stock that may be subject to options granted under this Stock Option Plan to any single individual during any period of three consecutive fiscal years (commencing with the fiscal year ending June 30, 1996) shall not exceed 1,500,000 shares."

     THIRD, the Amendment amends Paragraph 6 of the 1995 Plan to provide for automatic adjustments to the number or kind of shares of Common Stock held by optionees if an Adjustment Event occurs; as a result of this provision, such automatic adjustment is no longer in the discretion of the Compensation Committee. Specifically, you are also being asked for your approval to amend Paragraph 6 of the 1995 Plan by deleting Paragraph 6 and replacing it in its entirety with the following:

          "2. Adjustments in Event of Change in Stock. If prior to the complete exercise of any option there shall occur (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, reorganization, separation, partial or complete liquidation, issuance of rights or warrants to purchase stock, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, the option, to the extent it has not been exercised, shall entitle the optionee upon future exercise of the option to such number and kind of securities or other property subject to the terms of the option to which such optionee would have been entitled had such optionee owned the shares of Common Stock subject to the unexercised portion of the option at the time of the occurrence of such event; and the aggregate option price upon the future exercise of the option shall be the same as if the originally optioned shares of Common Stock were being purchased thereunder. Any fractional shares or securities payable upon exercise of the option shall be payable in cash based on the Fair Market Value per share of Common Stock or other securities at the time of such exercise. Notwithstanding anything to the contrary, in the event of a merger or consolidation in which the Company is not the surviving corporation and the agreement of merger or consolidation provides for the assumption of options granted (and the Company's obligations) under this Plan, the shares of common stock or securities of the successor corporation may be issued under this Stock Option Plan in lieu of shares of Common Stock, subject to the aforementioned, automatic adjustments, and such substitution of securities shall not require the consent of any person who is granted options pursuant to this Stock Option Plan. If any such event should occur, the number of shares of Common Stock or other securities with respect to which options remain to be issued, or with respect to which options may be reissued, shall be adjusted in a similar matter. Notwithstanding any other provision of the Stock Option Plan, in the event of a recapitalization, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or outstanding shares of Common Stock, the Committee may make equitable adjustments to the number of shares of Common Stock and the class of shares available hereunder or to any outstanding options as it shall deem appropriate to prevent dilution or enlargement of rights."

     In the judgment of the Board, these changes to Paragraphs 2(a), 2(b) and 6 of the 1995 Plan are desirable and in the best interest of the Company and its shareholders in view of the Company's long-term business goals of growth and profitability. Under the current 1995 Plan, 9,000,000 shares of Common Stock were issued and allocated to be sold under the 1995 Plan. However, the Board believes that the increase of 3,000,000 shares of Common Stock in the maximum number of shares of the Common Stock to be issued and sold under the 1995 Plan and an increase in the maximum number of options which may be granted under the 1995 Plan to an individual during any three consecutive fiscal years represent a necessary, reasonable and beneficial business decision if the Company desires to continue to attract and retain persons of ability as employees, directors and consultants as well as to motivate and reward such persons who exert their best efforts on behalf of the Company and its subsidiaries.

     In addition, the 1995 Plan provides that the Committee (as defined below) possesses the sole authority to adjust the option price and in the number or kind of shares of Common Stock to prevent dilution or enlargement of the rights of optionees resulting from an Adjustment Event. Under this current arrangement, since a significant amount of discretion to make such adjustments resides in the Committee, optionees are afforded less certainty against changes in the number or kind of shares of Common Stock caused by an Adjustment Event as opposed to an automatic adjustment mechanism. As a result, the Board also believes that the proposed changes to Paragraph 6, which provide for automatic adjustments in the option price and in the number or kind of shares of the Common Stock, will prevent dilution or enlargement of rights of optionees. This nondiscretionary, automatic adjustment mechanism, in turn, will also attract and retain qualified individuals to work for the Company since optionees would be assured that their earned option rights would no longer be subject to potentially unpredictable and independent decisions of the Committee. Since the long-term goals of the Company include growth and profitability, the Board believes that hiring and retention of qualified, talented workers represents a crucial, significant step in realizing such long-term goals.

     If the proposal is not approved by the shareholders at the Special Meeting, the Plan will remain in effect; however, as stated above, only 54,916 shares of Common Stock remain available for grant as of the Record Date. If the proposal is approved by the shareholders at the Special Meeting, shareholders may be significantly diluted upon the exercise of stock options granted under the 1995 Plan because up to 10,814,369 shares of Common Stock (12,000,000 shares authorized less 1,185,631 shares previously issued upon exercise of options) will be authorized for issuance upon the exercise of such stock options, while only 6,107,459 shares of Common Stock were issued and outstanding as of the Record Date.

     The Company has registered with the SEC on Form S-8 Registration Statements the 9,000,000 shares of Common Stock currently issuable under the 1995 Plan, and the Board intends to cause the additional

3,000,000 shares of Common Stock to be issued under the amendment to the 1995 Plan to be registered on a Form S-8 Registration Statement to be filed with the Commission at the Company's expense.

     As mentioned above, the 1995 Plan, as amended by the Amendment, is set forth in full as Appendix A to this Proxy Statement and is summarized below. Such summary is not intended to be complete and reference should be made to Appendix A for a complete statement of the terms and provisions of the Plan, as amended.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT PERSON OR BY PROXY AT THE SPECIAL MEETING AND ENTITLED TO VOTE ON THE PROPOSAL IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

                      SUMMARY OF THE 1995 PLAN, AS AMENDED

SHARES SUBJECT TO THE 1995 PLAN

     Options may be granted covering a maximum of 12,000,000 shares of Common Stock. Shares covered by options which terminate or are canceled without exercise are available for reissuance. Options granted under the 1995 Plan may be (i) options which are intended to qualify under particular provisions of the Internal Revenue Code, as in effect from time to time (the "Code"), including options that are intended to qualify under Section 422 of the Code as incentive stock options ("Incentive Options") and (ii) options which are not intended to so qualify under the Code ("Nonstatutory Options"), or combinations thereof. The 1995 Plan provides for appropriate adjustment in the number of shares for which options may be granted and which are subject to options previously granted in the event of a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, exchange of shares or any similar change affecting the stock. The aggregate number of shares of Common Stock that may be subject to options granted to any single individual during any period of three consecutive fiscal years shall not exceed 1,500,000 shares.

ELIGIBLE PERSONS

     All officers (including officers who are members of the Board of Directors), other key employees, nonemployee directors and nonemployee consultants (including nonemployee consultants who are members of the Board of Directors) of the Company or any of its subsidiaries or parents shall be eligible to receive Nonstatutory Options. All officers and other key employees of the Company or any of its subsidiaries or parents shall be eligible to receive Incentive Options; provided, however, to the extent required by the Code, an officer or key employee who beneficially owns more than 10% of the Common Stock may only be granted an Incentive Option if the option price is at least 110% of the fair market value of the Common Stock at the date of grant and such option by its terms is not exercisable after the expiration of five years from the date of grant. As of the Record Date, approximately 8 officers (including officers who are members of the Board), 47 employees who are not officers, 3 nonemployee directors and 44 nonemployee consultants of the Company and its subsidiaries were participating in the 1995 Plan.

OPTION PRICE

     The price per share at which an Incentive Option may be exercised shall be at least equal to the fair market value per share at the time the Incentive Option is granted, and the price per share at which a Nonstatutory Option may be exercised shall be at least equal to 85% of the fair market value per share at the time the Nonstatutory Option is granted. For this purpose, fair market value shall mean (i) if the Common Stock is traded on an exchange, the price at which a share traded at the close of business on the date of valuation; (ii) if the Common Stock is traded over-the-counter on the NASDAQ System, the mean between the bid and asked prices of a share on that system at the close of business on the date of valuation, or, if the Common Stock is designated a National Market System security, the price at which a share traded at the close of business on the date of valuation; and (iii) if neither (i) or (ii) applies, the fair market value as determined by the Committee (as defined below). As of the Record Date, the fair market value of a share of Common Stock was $3.875 per share.

CONSIDERATION FOR SHARES PURCHASED

     Common Stock purchased upon the exercise of options shall be paid for by the optionee (i) in cash or by check acceptable to the Committee or in cash equivalents acceptable to the Committee; (ii) at the discretion of the Committee, by the transfer to the Company by the optionee of nonforfeitable, unrestricted shares of Common Stock which are already owned by the optionee having a fair market value at the time of exercise equal to the option price;
(iii) at the discretion of the Committee, by the issuance of a promissory note in a form acceptable to the Committee; (iv) with any other legal consideration the Committee may deem appropriate; or (v) by any combination of such methods of payment.

     Payment of the option price of any Nonstatutory Option also may be made in whole or in part in the form of shares of Common Stock that are subject to a risk of forfeiture or restriction on transfer. When paid for with such consideration, unless otherwise determined by the Committee on or after the date of the grant, shares of Common Stock received by the optionee upon the exercise of the Nonstatutory Option shall be subject to the same risks of forfeiture or restrictions on transfer as applied to the consideration surrendered by the optionee. However, such risks of forfeiture and restrictions on transfer shall apply only to the same number of shares of Common Stock received by the optionee as applied to the forfeitable or restricted shares of Common Stock surrendered by the optionee.

     The Committee has the authority to specify at the time an option is granted that shares of Common Stock will not be accepted in payment of the option price until they have been owned by the optionee for a specified period; however, the 1995 Plan does not require any such holding period and would permit immediate sequential exchanges of shares of Common Stock at the time of exercise of the option. The requirement of payment in cash shall be deemed satisfied if the optionee shall have made arrangements satisfactory to the Company with an NASD broker to implement a cashless exercise and sale procedure. In addition, any grant of an option may provide for deferred payment of the option price from the proceeds of sale through an NASD broker of some or all of the shares of Common Stock to which the exercise relates.

TERM OF EXERCISE AND EXPIRATION OF OPTIONS

     Options become exercisable at such times and in such installments as the Committee shall provide in the terms of the individual option agreements.

     Each option shall expire on the date established by the Committee which may not be later than the tenth anniversary of the date of grant; provided, however, to the extent required by the Code, no Incentive Option granted to an officer or key employee who beneficially owns more than 10% of the Common Stock shall be exercisable after the expiration of five years from the date granted.

CANCELLATION/REGRANT

     The Committee may, with the concurrence of the optionee, cancel any option granted under the 1995 Plan and, in connection therewith, the Committee may authorize the grant of new options (which may or may not cover the same number of shares which had been the subject of any prior option) in such manner, at such option price and subject to the same terms, conditions and discretions as, under the 1995 Plan, would have been applicable had the canceled options not been granted.

NONTRANSFERABILITY OF OPTIONS

     Options are not transferable by the optionee other than by will or the laws of descent and distribution, or, except with respect to Incentive Options to the extent prohibited by the Code, pursuant to a Qualified Domestic Relations Order. Options are exercisable during the optionee's lifetime only by such optionee or, in the event of such optionee's legal incapacity to do so, by such optionee's guardian or legal representative acting in a fiduciary capacity. However, except with respect to Incentive Options to the extent prohibited by the

Code, the Committee, in its sole discretion, may provide for the transferability of particular awards under the 1995 Plan as long as such provision will not disqualify the exemption for other awards under Rule 16b-3.

CERTAIN CORPORATE TRANSACTIONS

     If (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, reorganization, separation, partial or complete liquidation, issuance of rights or warrants to purchase stock, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing (collectively, the "Adjustment Events") occurs prior to the exercise of an option, the optionee may exercise the option, to the extent not exercised, in the future to such number or kind of securities or other property on the same terms that would have been available to the optionee if such optionee had owned shares of Common Stock at the time of such event. Notwithstanding anything to the contrary, in the event of a merger or consolidation in which the Company is not the surviving corporation and the agreement of merger or consolidation provides for the assumption of options granted (and the Company's obligations) under the 1995 Plan, the shares of common stock or securities of the successor corporation may be issued under the 1995 Plan in lieu of shares of Common Stock, subject to the aforementioned, automatic adjustments, and such substitution of securities shall not require the consent of any person who is granted options pursuant to the 1995 Plan. If the foregoing should occur, the number or kind of shares of Common Stock, that remain to be issued or relating to options that may be reissued, will similarly be adjusted. Except for any other provision in the 1995 Plan, with the occurrence of an Adjustment Event, the Committee may equitably adjust the number or class of shares of Common Stock available under the 1995 Plan or any outstanding options in order to prevent or limit the dilution or enlargement of rights of optionees.

ADMINISTRATION

     The 1995 Plan is administered by a committee of non-employee members of the Board of Directors (the "Committee") or, in the absence of such a Committee or in the event of grants to non-employee directors, by the Board of Directors. The Committee has full power to interpret the 1995 Plan and to establish and amend rules for its administration. The Committee also is authorized to determine who from the eligible class of persons shall be granted options and the terms of the options. Action by the Committee is taken by vote or written consent.

     The Board of Directors may at any time amend the 1995 Plan, although no amendment may increase the number of shares that may be issued and sold under the 1995 Plan, change the designation of the class of employees eligible to receive options or cause Rule 16b-3 to cease to be applicable to the 1995 Plan, without shareholder approval.

                           FEDERAL INCOME TAX ASPECTS

     The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 1995 Plan based on federal income tax laws as currently in effect. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

TAX CONSEQUENCES TO PARTICIPANTS

     Nonstatutory Options. In general (i) no income will be recognized by an optionee at the time a Nonstatutory Option is granted; (ii) at exercise, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at sale, appreciation (or depreciation) after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     Incentive Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Option. If shares of Common Stock are issued to the optionee pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

     If the shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

                       COMPENSATION OF EXECUTIVE OFFICERS

     This table shows, for the last three fiscal years, compensation information for the Company's Chief Executive Officer and the next four most highly compensated executive officers. We refer to all of these officers as the "Named Executive Officers."

                                                ANNUAL COMPENSATION                 LONG TERM
                                       --------------------------------------     COMPENSATION
                                                                 OTHER ANNUAL   AWARDS-SECURITIES    ALL OTHER
                                                                 COMPENSATION      UNDERLYING       COMPENSATION
 NAME AND PRINCIPAL POSITION    YEAR   SALARY($)(1)   BONUS($)      ($)(2)       OPTIONS/SARS(#)       ($)(3)
 ---------------------------    ----   ------------   --------   ------------   -----------------   ------------
L. Donald Speer, II...........  1999     $463,014     $102,477          --                --          $28,877
  Chairman of the Board and     1998      400,000           --     $10,441           300,000           26,278
  Chief Executive Officer,      1997      340,481      165,000      16,502           600,000           23,020
  President and Chief
  Operating Officer
Andrew B. Laub................  1999     $206,507           --          --                --          $   957
  Executive Vice President,     1998      175,000     $ 15,000     $ 7,115           200,000              958
  Chief Financial Officer       1997      175,000       15,000      14,873            50,000               --
  and Treasurer
Richard T. "Chip"
  Harrison(4).................  1999     $191,770           --     $19,335                --               --
  President and Chief
  Operating                     1998           --           --          --                --               --
  Officer of Cyberworks, Inc.   1997           --           --          --                --               --
G. Fritz Opel(5)..............  1999     $172,308           --     $25,891                --          $   957
  Executive Vice President,     1998      175,000     $ 25,000      53,087           200,000              958
  Marketing and Consulting      1997      175,000       25,000      10,758           100,000               --
  Services
Robert Regent.................  1999     $165,000           --     $19,006                --          $   957
  Executive Vice President,     1998      165,000     $ 15,000       4,234                --              958
  Vice President Casino         1997      143,077           --       5,491           150,000               --
  Operations

---------------
(1) Portions of the salaries for Messrs. Speer, Harrison, Opel and Regent were deferred under the Company's 401(k) Plan.

(2) The amounts disclosed in this column include:

     (a) L. Donald Speer, II -- In Fiscal 1998, the amount reflects tax gross-up payments related to long-term disability insurance and automobile benefits. In Fiscal 1997, the amount reflects tax gross-up payments related to automobile benefits. Perquisites provided to Mr. Speer in each of Fiscal 1999, 1998 and 1997 did not meet the disclosure threshold established by the SEC.

     (b) Andrew B. Laub -- In Fiscal 1998, the amount reflects tax gross-up payments related to long-term disability insurance and automobile benefits. In Fiscal 1997, the amount reflects tax gross-up payments related to automobile benefits. Perquisites provided to Mr. Laub in each of Fiscal 1999, 1998 and 1997 did not meet the disclosure threshold established by the SEC.

     (c) Richard T. "Chip" Harrison -- In Fiscal 1999, the amount reflects perquisites related to automobile benefits.

     (d) G. Fritz Opel -- In Fiscal 1999, the amount reflects perquisites of which $19,741 is attributable to automobile benefits; the remaining perquisites and related amounts do not meet the disclosure threshold established by the SEC. In Fiscal 1998, the amount reflects tax gross-up payments of $16,774 related to long-term disability insurance and automobile benefits and payments related to perquisites in the amount of $36,313. The amount attributable to perquisites includes $32,710 related to an automobile lease; the remaining perquisites and related amounts do not meet the disclosure threshold established by the SEC. In Fiscal 1997, the amount reflects tax gross-up payments related to automobile benefits. Perquisites provided to Mr. Opel in Fiscal 1997 did not meet the disclosure threshold established by the SEC.

     (e) Robert Regent -- In Fiscal 1999, the amount reflects perquisites of which $12,503 is related to automobile benefits and $5,127 is related to country club membership fees; the remaining perquisites and related amounts do not meet the disclosure threshold established by the SEC. In Fiscal 1998, the amount reflects tax gross-up payments related to long-term disability insurance and automobile benefits. In Fiscal 1997, the amount reflects tax gross-up payments related to automobile benefits. Perquisites provided to Mr. Regent in each of Fiscal 1998 and 1997 did not meet the disclosure threshold established by the SEC.

(3) The Fiscal 1999 amounts disclosed in this column reflect payments by the Company in Fiscal 1999 of premiums for (a) universal life insurance (reverse split dollar) on behalf of Mr. Speer in the amount of $27,920 and (b) term life insurance on behalf of Messrs. Speer, Laub, Opel and Regent in the amounts of $957, $957, $957 and $957, respectively. The Fiscal 1998 amounts disclosed in this column reflect payments by the Company in Fiscal 1998 of premiums for (a) universal life insurance (reverse split dollar) on behalf of Mr. Speer in the amount of $25,320 and (b) term life insurance on behalf of Messrs. Speer, Laub, Opel and Regent in the amounts of $958, $958, $958 and $958, respectively. The Fiscal 1997 amount disclosed in this column reflects payments by the Company of premiums for universal life insurance (reverse split dollar) on behalf of Mr. Speer.

(4) Richard T. Harrison joined the Company in August 1998 and subsequently resigned from the Company effective as of December 17, 1999.

(5) G. Fritz Opel resigned from the Company effective as of February 25, 2000.

STOCK OPTIONS

     Stock Option Grants. No stock options were granted to the Named Executive Officers during Fiscal 1999.

     Option Exercises/Fiscal Year End Value. No stock options were exercised by the Named Executive Officers during Fiscal 1999. None of the stock options held by the Named Executive Officers were in-the-money at Fiscal 1999 year end.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                OPTIONS/SARS AT                OPTIONS/SARS
                                SHARES                             FY-END(#)                  AT FY-END($)(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
L. Donald Speer, II.........      --            --          300,000        600,000          --             --
Andrew B. Laub..............      --            --          270,000        230,000          --             --
Richard T. "Chip"
  Harrison..................      --            --               --             --          --             --
G. Fritz Opel...............      --            --          220,000        280,000          --             --
Robert Regent...............      --            --           90,000        110,000          --             --

---------------
(1) Excludes the value of all unexercised options which have an exercise price greater than or equal to $2.4375, the closing price of the Common Stock on June 30, 1999 (the last stock trading day of Fiscal 1999).

CHANGE OF CONTROL ARRANGEMENTS

     Certain of the Company's stock option plans, and certain of the individual stock option agreements entered into thereunder, contain change in control provisions which, under certain circumstances, trigger the acceleration of vesting of options granted thereunder.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     In August and November 1997, the Company loaned Christopher Wm. Voisin, Secretary of the Company at that time and the son-in-law of L. Donald Speer, II, Chairman of the Board and Chief Executive Officer and a Director, an aggregate principal amount of $49,462. The interest rate on the loan was 8%.

Pursuant to a Loan and Security Agreement entered into between the Company and Mr. Voisin in December 1997 and subsequently amended, Mr. Voisin is repaying the outstanding principal and interest pursuant to a payment schedule. The full amount of the indebtedness is scheduled to be repaid on November 15, 2001.

     In connection with the resignation of Arthur R. Pfizenmayer as an officer, director and an employee of the Company on February 13, 1998, the Company entered into a settlement and release agreement with Mr. Pfizenmayer and a consulting agreement with Mr. Pfizenmayer's wholly-owned corporation, Torrey Pines Consultants, Inc. ("Torrey Pines"). Pursuant to the settlement and release agreement, in consideration of the mutual release by the Company and Mr. Pfizenmayer of all claims and liabilities either party had or may have had against the other party based on acts or events occurring on or before the date of the agreement, the Company agreed to (a) reimburse Mr. Pfizenmayer for premiums paid by him if he elects to participate in any of the Company's group health insurance plans pursuant to COBRA through February 28, 1998, and (b) extend all provisions of the stock options granted to Mr. Pfizenmayer under the Company's stock option plans through each year that he or Torrey Pines is engaged as a consultant for the Company. Pursuant to the consulting agreement, the Company retained Torrey Pines as a consultant through February 13, 1999. In consideration for the performance of such consulting services, the Company agreed to pay Torrey Pines $12,500 per month for the first six months of the consulting term and $8,000 per month for the second six months of the consulting term. On May 30, 1998, the Company and Torrey Pines amended the consulting agreement to provide for a consulting fee of $12,500 per month during the entire twelve months of the consulting term. In February, 1999, the Company and Torrey Pines extended the consulting agreement to February 13, 2000 (which was further extended to August 13, 2000) and amended the compensation. Pursuant to such amendment, the Company has paid to Torrey Pines $50,000 as a non-refundable retainer against which Torrey Pines will invoice the Company for consulting services rendered at the rate of $125 per hour. If services provided exceed the retainer amount, the Company shall pay Torrey Pines for such additional services at the rate of $125 per hour. The consulting agreement also contains certain confidential information and non-competition provisions. As a consultant, Torrey Pines renders advisory services and performs projects as assigned to it, from time to time, by the Chairman of the Board of the Company for matters specifically relating to the Barona Casino and the Barona Tribe.

     On August 27, 1998, the Company acquired 100% of the outstanding equity of Cyberworks, Inc., a California corporation ("Cyberworks") for an aggregate purchase price, exclusive of acquisition costs, of $3,560,000. Richard T. Harrison, as the sole shareholder of Cyberworks, received 750,000 shares of newly-issued Common Stock and $500,000 in cash. For purposes of the merger transaction, the fair market value of a share of Common Stock was determined to be $4.08 per share, this price being established pursuant to a formula set forth in the reorganization agreement. On the effective date of the merger, in addition to becoming a principal shareholder of the Company, Richard T. Harrison, the former President and Chief Executive Officer of Cyberworks, was appointed a director of the Company. In addition, on the effective date of the merger, Mr. Harrison entered into an employment agreement (the "Employment Agreement") and a noncompetition agreement (as amended, restated, supplemented or otherwise modified, the "Noncompetition Agreement") with the Company and Cyberworks relating to Mr. Harrison's service as President and Chief Operating Officer of Cyberworks following the merger transaction.

     The Employment Agreement provides for an initial base salary of $228,000 per year. The base salary may be adjusted by the Compensation Committee of the Board of Directors, but may not be reduced below the initial base salary set forth above. The term of the employment agreement is through August 27, 2001. The Employment Agreement may be terminated by the Company or Cyberworks for cause, which is defined as (a) the failure to follow the reasonable instructions of the Board of Directors of the Company or Cyberworks and the failure to cure any such breach within 30 days after written notice thereof, (b) the material breach of any term of the Employment Agreement and the failure to cure any such breach within 30 days after written notice thereof, or (c) the misappropriation of assets of the Company or any subsidiary resulting in a material loss to such entity. If the Company or Cyberworks terminates the Employment Agreement without cause, Mr. Harrison shall be entitled to receive his salary and benefits then in effect for the remainder of the term of the agreement, and the vesting of all outstanding stock options and any awards pursuant to the Company's employee benefit plans shall be immediately accelerated. The Employment Agreement also provides Mr. Harrison with his salary and benefits then in effect for the remainder of the term and the acceleration of the vesting of all outstanding stock options or other stock-based awards if he terminates his employment for certain enumerated reasons within one year after a change in control of the Company (as defined in the Employment Agreement). In addition, the Employment Agreement may be terminated by Mr. Harrison at any time upon 60 days prior written notice.

     In connection with the resignation of Mr. Harrison as an officer, director and an employee of the Company and Cyberworks on December 17, 1999, the Company entered into a settlement and release agreement, a call agreement and a stock pledge agreement with Mr. Harrison and also agreed to amend and restate the Noncompetition Agreement (as described below) with Mr. Harrison. Pursuant to the settlement and release agreement, in consideration of the general release by Mr. Harrison of all claims and liabilities and a release of federal age discrimination claims he had or may have had against the Company and its related entities based on acts or events occurring on or before the date of the agreement, the Company or Cyberworks agreed to pay or give Mr. Harrison: (a) the then current portion of his earned salary, documented reimbursement expenses,
(b) accrued and unused vacation pay, (c) nonaccountable automobile benefits and
(d) title to certain computer equipment. Pursuant to the call agreement, in consideration of $20,000 payable to Mr. Harrison and in consideration of Mr. Harrison and the Company entering into the settlement and release agreement and the call agreement, Mr. Harrison granted to the Company the right and option until December 25, 2001 to purchase all or part of his 750,000 shares of Common Stock at an exercise price of $2.50 per share. Pursuant to the stock pledge agreement, the Company was granted a security interest and a proxy in Mr. Harrison's 750,000 shares of Common Stock as an inducement for the Company to enter into the settlement and release agreement and the call agreement and to secure Mr. Harrison's obligations under the call agreement.

     The Noncompetition Agreement (as amended from two years ago in connection with Mr. Harrison's resignation and his entering into the settlement and release agreement, call agreement and stock pledge agreement with the Company) prohibits Mr. Harrison from (i) competing with the Company and Cyberworks and certain affiliates thereof within the territory of the United States of America for 18 months after December 19, 1999 and (ii) soliciting certain employees, customers and suppliers of the Company and Cyberworks and certain affiliates thereof during the noncompetition term; provided, however, that the Company consented to Mr. Harrison's employment by Working Woman Network, Inc. and Working Woman Network Internet, Inc. and his solicitation and/or hiring of Company employee Charles Gillespie.

     On April 22, 1999, the Company provided to L. Donald Speer, II, Chairman and Chief Executive Officer of the Company and a Director, and his spouse, Kelly Jacobs Speer, a bridge loan in the principal amount of $110,000, with interest at the rate of 7%. The debt was secured with the real estate interest in Mr. and Mrs. Speer's condominium. All amounts due under the loan have been repaid in full.

     On July 16, 1999, the Company purchased certain assets (including the rights to the domain name "venture-catalyst.com") and assumed certain liabilities of Typhoon Capital Consultants, LLC, whose members were Sanjay Sabnani, an executive officer of the Company and a Director, and his spouse, Manisha Sabnani, for a purchase price of $100,000.

     In connection with the transaction, Mr. Sabnani became an executive officer and a director of the Company and entered into a one year employment agreement with the Company relating to Mr. Sabnani's service as Vice President, Investor Relations Officer of the Company and President of the Company's Internet Consulting Division operating under the name Venture-Catalyst.com. The Employment Agreement provides for an initial annual base salary of $180,000. The base salary may be adjusted by the Compensation Committee of the Board of Directors, but may not be reduced below the initial base salary set forth above. Effective February 17, 2000, Mr. Sabnani became President and Chief Operating Officer of the Company and the Compensation Committee increased his annual base salary to $275,000.

     In connection with the Employment Agreement, the Compensation Committee of the Board (a) granted to Mr. Sabnani on July 16, 1999 a nonstatutory stock option to purchase 262,500 shares of Common Stock, at an exercise price per share equal to the fair market value on the date of grant, with vesting to occur in four equal installments on October 15, 1999 and on the 15th of January, April and July 2000, and (b) agreed to grant in the future a nonstatutory stock option to purchase 240,000 shares of Common Stock, at an exercise price of $10.00 per share on the date that the fair market value (as defined in the 1995 Plan, as amended) of a share of Common Stock is $10.00, provided, however, that to be granted such option Mr. Sabnani must be an employee of the Company or one of its subsidiaries on such date of grant, in each case pursuant to the terms established by the Compensation Committee. In February, 2000, the date on which the fair market value of a share of Common Stock exceeded $10.00, Mr. Sabnani agreed to waive his rights as to 100,000 shares of such option and to accept an exercise price of $10.41 per share on the remaining shares in order to comply with the restrictions of the 1995 Plan.

     The Employment Agreement may be terminated by the Company for cause, which is defined as (a) the failure to follow the reasonable instructions of the Board of Directors of the Company or the Executive Committee of the Board and the failure to cure any such breach within 30 days after written notice thereof, (b) the material breach of any term of the Employment Agreement or the asset purchase agreement related to the above-referenced transaction with Typhoon Capital Consultants, LLC and the failure to cure any such breach within 30 days after written notice thereof, or (c) the misappropriation of assets of the Company or any subsidiary resulting in a material loss to such entity.

     If the Company terminates the Employment Agreement without cause, Mr. Sabnani shall be entitled to the following benefits (a) a cash severance benefit in the aggregate amount of $200,000 payable within 180 days of termination; (b) the furniture and office equipment which the Company purchased pursuant to such asset purchase agreement; (c) if applicable and with the consent of the lessor, the Company will assign to Mr. Sabnani or his designee the Santa Monica office lease; and (d) for a maximum period of 6 months, commencing with the first complete month after termination, the Company will pay to Mr. Sabnani, as an additional severance benefit, 10% of the monthly net revenues received by the Company and solely attributable to services rendered during such 6 month period on Internet consulting accounts originated by the Venture-Catalyst.com Division and which Mr. Sabnani and the Company agreed in writing at the time of origination that should be included in accounts upon which this portion of the severance benefit be based (the "Designated IC Accounts"), such amounts to be payable to Mr. Sabnani within 15 days after the end of the month in which the Company received the payment, and (e) consistent with applicable securities laws and the approval of the applicable issuer whose consent shall not be unreasonably withheld, the Company will transfer to Mr. Sabnani without further consideration, 10% of any equity securities (including transferable vested options or warrants), paid to the Company or the Venture-Catalyst.com Division with respect to any Designated IC Accounts. In addition, the Employment Agreement may be terminated by Mr. Sabnani at any time upon 60 days prior written notice.

     In the opinion of management, the terms of the above-described transactions are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of their execution.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the Fiscal Year, the Company's officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements.

                             SHAREHOLDER PROPOSALS

     If you want us to consider including a proposal in the Company's proxy materials relating to the annual meeting of shareholders to be held in the year 2000, you must submit such proposal to the Company no later than June 30, 2000. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, we will include it in the proxy statement and on the form of proxy issued for such annual meeting of shareholders. You should direct any such shareholder proposals to the attention of the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement.

     With respect to any proposal that a shareholder of the Company presents at the annual meeting of shareholders to be held in 2000 that is not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy for such annual meeting of shareholders will confer discretionary voting authority to vote on such shareholder proposal unless (a) the Company is notified of such proposal no later than September 25, 2000, and
(b) the proponent complies with the other requirements set forth in Rule 14a-4 under the Exchange Act.

                                          By Order of the Board of Directors,

                                          /s/ GLENN D. SMITH
                                          GLENN D. SMITH
                                          Secretary

San Diego, California
Dated: April 27, 2000

                                                                      APPENDIX A

                         VENTURE CATALYST INCORPORATED

                       1995 STOCK OPTION PLAN, AS AMENDED

     1. Purpose. The purpose of the Venture Catalyst Incorporated 1995 Stock Option Plan, as amended (the "Stock Option Plan"), is to provide a means whereby Venture Catalyst Incorporated (the "Company") may attract and retain persons of ability as employees, directors and consultants and motivate such persons to exert their best efforts on behalf of the Company and any of its subsidiaries or parents.

     2. Benefits Available Under Plan.

     (a) The total number of shares which may be issued and sold under options granted pursuant to this Stock Option Plan shall not exceed 12,000,000 shares of the common stock, $.001 par value per share (the "Common Stock"), of the Company except to the extent of adjustments authorized by the last sentence of Paragraph 6 of this Stock Option Plan. Such shares may be treasury shares or shares of original issue or a combination of the foregoing. If any option terminates, expires or is canceled with respect to any shares of Common Stock, new options may thereafter be granted covering such shares of Common Stock.

     (b) The aggregate number of shares of Common Stock that may be subject to options granted under this Stock Option Plan to any single individual during any period of three consecutive fiscal years (commencing with the fiscal year ending June 30, 1996) shall not exceed 1,500,000 shares.

     3. Administration. This Stock Option Plan shall be administered by a committee (the "Committee") of two or more members of the Board of Directors of the Company, appointed by and holding office at the pleasure of the Board. The members of the Committee shall be "non-employee directors" within the meaning of that term in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule to the same effect ("Rule 16b-3"). In the absence of a Committee or in the event of grants to non-employee directors, this Stock Option Plan shall be administered by the Board of Directors of the Company, and, in such case, all references to the "Committee" herein shall be deemed to be references to the Board of Directors.

     The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to officers (including officers who are members of the Board of Directors), to other key employees, to non-employee directors and to non-employee consultants (including non-employee consultants who are members of the Board of Directors) of the Company or any of its subsidiaries or parents of options to buy from the Company shares of Common Stock and to fix the number of shares to be covered by each such option. Successive options may be granted to the same person whether or not the option or options first granted to such person remain unexercised.

     Subject to the express provisions of this Stock Option Plan, the Committee shall have the authority to construe and interpret this Stock Option Plan and, to the extent not otherwise defined herein, to define the terms used in this Stock Option Plan; to prescribe, amend and rescind rules and regulations relating to the administration of this Stock Option Plan; and to make all other determinations necessary or advisable for the administration of this Stock Option Plan. The determinations of the Committee on all matters referred to in this Paragraph 3 shall be conclusive.

     The Committee shall hold meetings at such times and places as it may determine in accordance with the Bylaws of the Company. A majority of the members of the Committee shall constitute a quorum at any such meeting. All determinations of the Committee shall be made by a majority of its members at a meeting or by the unanimous written consent of all members of the Committee. In the event action by the Committee is taken by unanimous written consent, the action of the Committee shall be deemed to be at the date the last Committee member signs the consent.

     4. Eligibility.

     (a) All officers (including officers who are members of the Board of Directors), other key employees, non-employee directors and non-employee consultants (including non-employee consultants who are members of the Board of Directors) of the Company or any of its subsidiaries or parents shall be eligible to receive Nonstatutory Options (as defined in Paragraph 5(a) herein) and all officers (including officers who are members of the Board of Directors) and other key employees of the Company or any of its subsidiaries or parents shall be eligible to receive Incentive Options (as defined in Paragraph 5(a) herein).

     (b) To the extent required by the Code (as defined in Paragraph 5(a) herein), any officer or key employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its subsidiaries or parents shall not be eligible to receive an Incentive Option (as defined in Paragraph 5(a) herein) unless (i) the exercise price of the shares subject to such option is at least one hundred ten percent (110%) of the fair market value of such shares on the date of grant and (ii) such option by its terms is not exercisable after the expiration of five years from the date of grant.

     5. Nature, Terms and Conditions of Options.

     (a) Options granted under this Stock Option Plan may be (i) options which are intended to qualify under particular provisions of the Internal Revenue Code, as in effect from time to time (the "Code"), including options that are intended to qualify under Section 422 of the Code as incentive stock options ("Incentive Options"), (ii) options which are not intended to so qualify under the Code ("Nonstatutory Options"), or (iii) combinations of the foregoing.

     (b) No option shall run for more than ten years from the date granted; provided, however, to the extent required by the Code, no Incentive Option granted to an optionee described in Paragraph 4(b) hereof shall be exercisable after the expiration of five years from the date granted.

     (c) No option shall be transferable by the optionee otherwise than (i) by will or the laws of descent and distribution or (ii) except with respect to Incentive Options to the extent prohibited by the Code, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

     (d) Options shall be exercisable during the optionee's lifetime only by such optionee or, in the event of such optionee's legal incapacity to do so, by such optionee's guardian or legal representative acting in a fiduciary capacity under state law on behalf of the optionee and under court supervision.

     (e) Notwithstanding the foregoing Paragraphs 5(c) and (d), and except with respect to Incentive Options to the extent prohibited by the Code, the Committee may make particular awards of transferable options so long as such awards do not disqualify the availability of the exception offered by Rule 16b-3 for other awards.

     (f) The option price shall be determined by the Committee at or prior to the time the option is granted; provided, however, that in the case of an Incentive Option, the option price shall be at least equal to the Fair Market Value per share at the time the Incentive Option is granted, and in the case of a Nonstatutory Option, the option price shall be at least equal to eighty-five percent (85%) of the Fair Market Value per share at the time the Nonstatutory Option is granted. "Fair Market Value" shall mean: (a) if the Common Stock is traded on an exchange, the closing price at which a share of Common Stock traded on the date of valuation; (b) if the Common Stock is traded over-the-counter on the NASDAQ System, the mean between the bid and asked closing prices of a share of Common Stock on said System at the close of business on the date of valuation or, if the Common Stock is designated a National Market System security, the closing price at which a share of Common Stock traded on the date of valuation; and (c) if neither (a) nor (b) applies, the fair market value as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

     (g) In order to exercise options, the person or persons entitled to exercise them shall give written notice to the Company specifying the number of shares to be purchased pursuant to the exercise of options. This notice shall be accompanied by payment for the shares as provided in Paragraph 5(h) herein. Options may be exercised at such time or times as may be determined by the Committee at the time of grant.

     (h) The option price shall be payable (i) in cash or by check acceptable to the Committee or in cash equivalents acceptable to the Committee, (ii) at the discretion of the Committee, by the transfer to the Company by the optionee of nonforfeitable, unrestricted shares of Common Stock which are already owned by the optionee having a value at the time of exercise equal to the total option price, (iii) at the discretion of the Committee, by the issuance of a promissory note in a form acceptable to the Committee, (iv) with any other legal consideration the Committee shall in its discretion deem appropriate, including any form of consideration authorized under Paragraph 5(i) herein, or (v) by any combination of the foregoing methods of payment as the Committee shall in its discretion determine. The requirement of payment in cash shall be deemed satisfied if the optionee shall have made arrangements satisfactory to the Company with a broker who is a member of the National Association of Securities Dealers, Inc. ("NASD") to sell a sufficient number of shares being purchased so that the net proceeds of the sale transaction will at least equal the option exercise price and pursuant to which the broker undertakes to promptly deliver the full option exercise price to the Company. In addition, any grant may provide for a deferred payment of the exercise price from the proceeds of sale through an NASD broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates.

     (i) Any grant of a Nonstatutory Option may provide that payment of the option price may also be made in whole or in part in the form of shares of Common Stock that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee on or after the date of grant, whenever any option price is paid in whole or in part by means of any of the forms of consideration specified in this Paragraph 5(i), the shares received by the optionee upon the exercise of the Nonstatutory Option shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of shares received by the optionee as applied to the forfeitable or restricted shares surrendered by the optionee.

     6. Adjustments in Event of Change in Stock. If prior to the complete exercise of any option there shall occur (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, reorganization, separation, partial or complete liquidation, issuance of rights or warrants to purchase stock, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, the option, to the extent it has not been exercised, shall entitle the optionee upon future exercise of the option to such number and kind of securities or other property subject to the terms of the option to which such optionee would have been entitled had such optionee owned the shares of Common Stock subject to the unexercised portion of the option at the time of the occurrence of such event; and the aggregate option price upon the future exercise of the option shall be the same as if the originally optioned shares of Common Stock were being purchased thereunder. Any fractional shares or securities payable upon exercise of the option shall be payable in cash based on the Fair Market Value per share of Common Stock or other securities at the time of such exercise. Notwithstanding anything to the contrary, in the event of a merger or consolidation in which the Company is not the surviving corporation and the agreement of merger or consolidation provides for the assumption of options granted (and the Company's obligations) under this Plan, the shares of common stock or securities of the successor corporation may be issued under this Stock Option Plan in lieu of shares of Common Stock, subject to the aforementioned, automatic adjustments, and such substitution of securities shall not require the consent of any person who is granted options pursuant to this Stock Option Plan. If any such event should occur, the number of shares of Common Stock or other securities with respect to which options remain to be issued, or with respect to which options may be reissued, shall be adjusted in a similar matter. Notwithstanding any other provision of the Stock Option Plan, in the event of a recapitalization, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or outstanding shares of Common Stock, the Committee may make equitable adjustments to the number of shares of Common Stock and the class of shares available hereunder or to any outstanding options as it shall deem appropriate to prevent dilution or enlargement of rights.

     7. Stock Option Agreement. The form of each Stock Option Agreement shall be prescribed, and any Stock Option Agreement evidencing an outstanding option may with the concurrence of the affected optionee be amended, by the Committee, provided that the terms and conditions of each such Stock Option Agreement and amendment are not inconsistent with this Stock Option Plan.

     8. Cancellation of Option. The Committee may, with the concurrence of the affected optionee, cancel any option granted under this Stock Option Plan. In the event of any such cancellation, the Committee may authorize the granting of new options (which may or may not cover the same number of shares which had been the subject of any prior option) in such manner, at such option price and subject to the same terms, conditions and discretions as, under this Stock Option Plan, would have been applicable had the canceled options not been granted.

     9. Amendment. This Stock Option Plan may be amended from time to time by the Board of Directors, but without further approval by the shareholders of the Company no such amendment shall (a) increase the aggregate number of shares of Common Stock that may be issued and sold under this Stock Option Plan (except that adjustments authorized by the last sentence of Paragraph 6 herein shall not be limited by this provision) or (b) change the designation in Paragraph 4 herein of the class of employees eligible to receive options or (c) cause Rule 16b-3 to cease to be applicable to this Stock Option Plan.

     10. Effective Date. This Plan shall become effective when adopted by the Board, but no option granted under the Plan shall become exercisable unless and until this Stock Option Plan has been duly approved by the Corporation's shareholders. If such shareholder approval is not obtained within twelve (12) months after the date of the Board's adoption of this Stock Option Plan, then notwithstanding any provision herein to the contrary, any options previously granted under this Stock Option Plan shall terminate and no further options shall be granted. Subject to such limitation, options may be granted under this Stock Option Plan at any time after the effective date.

PROXY

                PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS OF

                         VENTURE CATALYST INCORPORATED

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
               DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned shareholder(s) of Venture Catalyst Incorporated, a Utah corporation (the "Company"), hereby appoints Andrew B. Laub, Glenn D. Smith, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Special Meeting of Shareholders of the Company to be held on May 30, 2000, and at any and all adjournments, to vote all shares of the capital stock of said Company held of record by the undersigned on April 24, 2000, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR PROPOSAL 1, AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

       (CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

             THE LISTED PROPOSAL HAS BEEN PROPOSED BY THE COMPANY.
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSAL.

                                                              PLEASE MARK
                                                              YOUR VOTES AS  [X]
                                                              INDICATED IN
                                                              THIS EXAMPLE


                                                     FOR   AGAINST   ABSTAIN
1. Proposal to approve the amendment to the          [ ]     [ ]       [ ]
   Company's 1995 Stock Option Plan to increase the number of shares of common stock available for issuance thereunder by 3,000,000, increase the number of options which may be granted to any individual; and to provide for automatic adjustments in the exercise price and number of shares upon the occurrence of certain events.

2. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.



I plan to attend the meeting  [  ]

Signature
          -----------------------------------------------------------------
Signature (if held jointly)
                           ------------------------------------------------
Dated:                         , 2000
      -------------------------

(Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.)

---------------------------- FOLD AND DETACH HERE ------------------------------